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                                                                    EXHIBIT 23.9


                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent accountants, we hereby consent to the incorporation by reference of our report, dated March 15, 1996 on the financial statements of Monor Communications Group, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years then ended, into this Registration Statement on Form S-3, Amendment No. 1. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                         Coopers & Lybrand L.L.P.

Omaha, Nebraska
June 22, 1998